Exhibit 5.2

WARSHAW BURSTEIN, LLP 575 Lexington Avenue New York, NY 10022 Telephone: 212-984-7700 www.wbny.com

April 15, 2024

Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, TX 77056

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nexalin Technology, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through or to Maxim Group LLC (the “Sales Agent”), of up to $[5,646,485] shares of the Company’s common stock, par value $0.001 per share (the “Shares”), from time to time and at various prices in an “at-the-market” offering pursuant to (i) that certain Equity Distribution Agreement, dated April 15, 2024 (the “Sales Agreement”), by and between the Company and the Sales Agent, and (ii) the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement contained in the Registration Statement (together with the Base Prospectus, the “Prospectus”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Sales Agreement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof; (iii) the Bylaws of the Company as in effect on the date hereof; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In our examination of the above-referenced documents, we have assumed all electronic and manual signatures on all documents reviewed by us (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems) are genuine signatures of the purported signatories, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

WARSHAW BURSTEIN, LLP

Nexalin Technology, Inc.
April 15, 2024

Based upon, subject to, and limited by the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the terms of the Sales Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Sales Agreement, the Shares will be validly issued, fully paid, and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.2 to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Warshaw Burstein, LLP

Warshaw Burstein, LLP